Exhibit 99.1

–APi Group Reports First Quarter 2021 Financial Results–

-Net revenues of $803 million-

-Reported and adjusted gross margin expansion of 366 and 72 basis points, respectively, for the first quarter 2021-

-Quarter end cash balance of approximately $750 million and net debt to adjusted EBITDA of 1.75x-

New Brighton, Minnesota – May 12, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three months ended March 31, 2021.

First Quarter 2021 Highlights:

•	Reported net revenues declined by 6.4% or $55 million to $803 million compared to $858 million in the prior year period, primarily driven by the divestiture of two businesses in Industrial Services
•	Adjusted net revenues declined by 2.1% or $17 million to $803 million, compared to $820 million in the prior year period, primarily driven by the anticipated decline in Industrial Services
•	Net revenues, excluding Industrial Services, increased on an organic basis by 2.4% compared to the prior year period
•	Reported gross margin was 22.5%, representing a 366 basis point increase compared to prior year gross margin of 18.9%, driven by a decrease in amortization expense combined with improved mix
•

Adjusted gross margin was 23.0%, representing a 72 basis point increase compared to prior year adjusted gross margin of 22.3%, driven by improved mix in Safety Services and disciplined project and customer selection in Specialty Services

•

Reported operating loss was $2 million, an improvement of $232 million from prior year operating loss of $234 million, primarily due to the impairment charge of $208 million recorded in the prior year period

•

Reported net loss was $8 million, an improvement of $186 million from prior year net loss of $194 million, primarily due to the impairment charge of $208 million recorded in the prior year period. Reported net loss was $0.04 per diluted share

•	Adjusted net income was $24 million and adjusted diluted EPS was $0.12, representing a $0.03 decline from prior year primarily due to the increased number of shares compared to the prior year
•	Adjusted EBITDA was $61 million or 7.6%, representing an approximately 20 basis point improvement compared to prior year adjusted EBITDA margin of 7.4%
•	Operating cash flow of $32 million, a $23 million decrease from prior year operating cash flow of $55 million

Russ Becker, APi’s President and Chief Executive Officer stated: “We are pleased to deliver our first quarter results with net revenues slightly above and adjusted EBITDA margin in line with our previously communicated guidance. As we continue to manage through the impacts from COVID-19 versus a largely COVID-19 free Q1 last year, I remain grateful and inspired by our approximately 13,000 team members. I am appreciative of the resiliency and commitment of our team who remain focused on serving customers despite the macro headwinds. I want to thank them for their continued efforts. Their ongoing leadership efforts continue to demonstrate that our leaders are a competitive advantage and help drive shareholder value.”

“As we continue to focus on improving our mix, disciplined project and customer selection, pricing opportunities, leveraging our spend, driving operational excellence and realizing synergies from acquisitions, we are confident in our recently announced goal of 13%+ adjusted EBITDA margin by year-end 2025. We believe that strategic M&A is an opportunity to accelerate the timetable to achieve our margin expansion objectives and we look forward to updating you on our expected progress as we move through the balance of the year.”

APi Co-Chair James E. Lillie added: “We are encouraged by our results this quarter, particularly given a tough comparison relative to first quarter 2020 due to COVID-19 and unfavorable weather conditions. The strong performance speaks to the leadership team, the strength of the business, our protective moat around the business driven by recurring service revenue, and our financial discipline, as we continue to focus on shareholder value creation.

We are also very pleased that the team continues to execute against our long-term strategic plans. I believe that those of you who joined us for our investor day saw depth to our leadership bench and gained additional insight into the various opportunities we have to drive earnings and margin expansion which we believe should drive multiple expansion. We ended the quarter with nearly $750 million of cash and a net debt to adjusted EBITDA ratio under our credit facility of 1.75x, which is below our target long-term net leverage ratio of 2.0x – 2.5x and provides us with ample capacity to absorb additional accretive acquisitions.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, May 12, 2021. Participants on the call will include Russ Becker, President and Chief Executive Officer; Tom Lydon, Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 833-721-2905 or 929-517-9835 and provide Conference ID 8678308. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3146823/D90832D785F0DA3A4F422DA73C8F937C

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 855-859-2056 or 404-537-3406 or via the webcast link above.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America and with an expanding platform in Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies; (ii) the expected benefits of the Company’s initiatives, including improving its revenue mix, enhancing project and customer selection, pricing opportunities, spending efficiencies, and operational excellence; (iii) the Company’s ability to optimize performance of existing businesses, pursue its disciplined acquisition strategy and effectively manage its capital structure; (iv) the fragmentation of the markets in which the Company operates, the acquisition opportunities in those markets, the Company’s intent to continue to explore opportunistic acquisitions and the Company’s capacity to absorb additional acquisitions; (v) certain expected 2021 financial results, including the Company’s guidance for 2021, its longer term margin goals and the assumptions it made and the drivers contributing to its guidance; (vi) the Company’s flexibility to invest in potential strategic opportunities and the potential revenue and margin expansion impact of any such opportunities; and (vii) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted net revenues, adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

•

The Company also presents organic changes in net revenues on a consolidated basis, segment specific basis, or on a consolidated basis excluding certain segments, to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures. This press release also includes net revenues excluding Industrial Services on an organic basis in order to provide a more complete understanding for investors of the financial results of our two most significant segments for which organic growth is a key metric.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by adjusted net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted net revenues and adjusted EBITDA guidance to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net revenues	$803	$858
Cost of revenues	622	696
Gross profit	181	162
Selling, general and administrative expenses	183	188
Impairment of goodwill and intangible assets	-	208
Operating loss	(2)	(234)
Interest expense, net	15	14
Investment income and other, net	(3)	(3)
Other expense, net	12	11
Loss before income taxes	(14)	(245)
Income tax benefit	(6)	(51)
Net loss	$(8)	$(194)
Net loss per common share
Basic	$(0.04)	$(1.14)
Diluted	$(0.04)	$(1.14)
Weighted average shares outstanding
Basic	192	170
Diluted	192	170

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$745	$515
Accounts receivable, net	595	639
Inventories	66	64
Contract assets	152	142
Prepaid expenses and other current assets	75	77
Total current assets	1,633	1,437
Property and equipment, net	353	355
Operating lease right of use assets	106	107
Goodwill	1,077	1,082
Intangible assets, net	931	965
Deferred tax assets	89	89
Other assets	29	30
Total assets	$4,218	$4,065
Liabilities and Shareholders' Equity
Current liabilities:
Short-term and current portion of long-term debt	$18	$18
Accounts payable	167	150
Other accrued liabilities	261	356
Deferred consideration	69	67
Contract liabilities	221	219
Operating and finance leases	45	31
Total current liabilities	781	841
Long-term debt, less current portion	1,394	1,397
Deferred tax liabilities	43	45
Operating and finance leases	81	96
Other noncurrent liabilities	128	128
Total liabilities	2,427	2,507
Total shareholders' equity	1,791	1,558
Total liabilities and shareholders' equity	$4,218	$4,065

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8)	$(194)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50	70
Impairment of goodwill and intangible assets	-	208
Deferred taxes	-	(53)
Share-based compensation expense	3	1
Profit-sharing expense	3	3
Non-cash lease expense	8	7
Other, net	2	(2)
Changes in operating assets and liabilities, net of effects of business acquisitions	(26)	15
Net cash provided by operating activities	32	55
Cash flows from investing activities:
Acquisitions, net of cash acquired	(7)	(5)
Purchases of property and equipment	(18)	(11)
Proceeds from disposals of property, equipment, held for sale assets and businesses	2	1
Net cash used in investing activities	(23)	(15)
Cash flows from financing activities:
Net short-term debt	-	200
Proceeds from long-term borrowings	-	1
Payments on long-term borrowings	(6)	(6)
Payment of acquisition related consideration	-	(56)
Proceeds from warrant exercises	230	-
Restricted shares tendered for taxes	(1)	-
Net cash provided by financing activities	223	139
Effect of foreign currency exchange rate on cash and cash equivalents	1	1
Net increase in cash and cash equivalents	233	180
Cash, cash equivalents, and restricted cash, beginning of period	515	256
Cash, cash equivalents, and restricted cash, end of period	$748	$436

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Net revenues and adjusted net revenues (non-GAAP)
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted net revenues

		For the Three Months Ended March 31,
		2021	2020
Net revenues (as reported)		$803	$858
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a)	-	(38)
Adjusted net revenues		$803	$820

Organic change in net revenues

	For the Three Months Ended March 31, 2021

	Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (b)	translation (c)	net revenues (d)
Safety Services	9.9%	10.1%	(0.7)%	0.5%
Specialty Services	7.0%	-	-	7.0%
Industrial Services	(81.8)%	(7.1)%	-	(74.7)%
Consolidated	(6.4)%	1.0%	(0.4)%	(7.0)%

Consolidated, excluding Industrial Services	7.9%	5.9%	(0.4)%	2.4%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)

Adjustments to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of March 31, 2021.

(c)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

(d)

Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2021	2020
Gross profit (as reported)		$181	$162
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	1	22
Depreciation remeasurement	(b)	3	(1)
Adjusted gross profit		$185	$183

Adjusted net revenues	(c)	$803	$820
Adjusted gross margin		23.0%	22.3%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangibles assets.
(b)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(c)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
SG&A and Adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2021	2020
Selling, general and administrative expenses ("SG&A") (as reported)		$183	$188
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a)	-	(1)
Contingent consideration and compensation	(b)	(2)	(7)
Amortization of intangible assets	(c)	(30)	(30)
Depreciation remeasurement	(d)	(1)	(4)
Business process transformation costs	(e)	(6)	(2)
Public company registration, listing and compliance	(f)	-	(4)
Acquisition expenses	(g)	(3)	-
Adjusted SG&A expenses		$141	$140

Adjusted net revenues	(h)	$803	$820
Adjusted SG&A as a percentage of adjusted net revenues		17.6%	17.1%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the addback of amortization expense.
(d)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(e)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2021	2020
Net loss (as reported)		$(8)	$(194)
Adjustments to reconcile net loss to EBITDA:
Interest expense, net		15	14
Income tax provision (benefit)		(6)	(51)
Depreciation and amortization		50	70
EBITDA		$51	$(161)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a)	-	6
Contingent consideration and compensation	(b)	2	7
Impairment of goodwill and intangible assets	(c)	-	203
Business process transformation costs	(d)	6	2
Public company registration, listing and compliance	(e)	-	4
Acquisition expenses	(f)	4	-
COVID-19 relief at Canadian subsidiaries	(g)	(2)	-
Adjusted EBITDA		$61	$61

Adjusted net revenues	(h)	$803	$820
Adjusted EBITDA as a percentage of adjusted net revenues		7.6%	7.4%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(d)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(g)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.
(h)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)
		For the Three Months Ended March 31,
		2021	2020
Loss before income tax provision (as reported)		$(14)	$(245)
Adjustments to reconcile loss before income tax provision to adjusted income before income tax provision:
Divested businesses	(a)	-	6
Amortization of intangible assets	(b)	31	52
Depreciation remeasurement	(c)	4	3
Contingent consideration and compensation	(d)	2	7
Impairment of goodwill and intangible assets	(e)	-	203
Business process transformation costs	(f)	6	2
Public company registration, listing and compliance	(g)	-	4
Acquisition expenses	(h)	4	-
COVID-19 relief at Canadian subsidiaries	(i)	(2)	-
Adjusted income before income tax provision		$31	$32

Income tax benefit (as reported)		$(6)	$(51)
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(j)	13	57
Adjusted income tax provision		$7	$6

Adjusted income before income tax provision		$31	$32
Adjusted income tax provision		7	6
Adjusted net income		$24	$26

Diluted weighted average shares outstanding (as reported)		192	170
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(k)	4	-
Dilutive impact of Preferred Shares	(l)	4	4
Adjusted diluted weighted average shares outstanding		200	174

Adjusted diluted EPS		$0.12	$0.15

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the addback of pre-tax amortization expense related to intangibles assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(f)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(g)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(i)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.
(j)

Adjustment to reflect an adjusted effective cash tax rate of 21% for the three months ended March 31, 2021 and 20% for the three months ended March 31, 2020 (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above.

(k)	Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(l)

Adjustment for the three months ended March 30, 2021 and March 31, 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares. Adjustment excludes the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of March 31, 2021 or March 31, 2020.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)
		For the Three Months Ended March 31,
		2021 (a)	2020 (a)
Safety Services
Adjusted net revenues		$466	$424
Adjusted gross profit		147	129
Adjusted EBITDA		63	53

Adjusted gross margin		31.5%	30.4%
Adjusted EBITDA as a percentage of adjusted net revenues		13.5%	12.5%

Specialty Services
Adjusted net revenues		$321	$300
Adjusted gross profit		41	38
Adjusted EBITDA		22	18

Adjusted gross margin		12.8%	12.7%
Adjusted EBITDA as a percentage of adjusted net revenues		6.9%	6.0%

Industrial Services
Adjusted net revenues		$25	$99
Adjusted gross profit		(3)	16
Adjusted EBITDA		(6)	10

Adjusted gross margin		(12.0)%	16.2%
Adjusted EBITDA as a percentage of adjusted net revenues		(24.0)%	10.1%

Total adjusted net revenues before corporate and eliminations	(b)	$812	$823
Total adjusted EBITDA before corporate and eliminations	(b)	79	81
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	(b)	9.7%	9.8%

Corporate and Eliminations
Adjusted net revenues		$(9)	$(3)
Adjusted EBITDA		(18)	(20)

Total Consolidated
Adjusted net revenues		$803	$820
Adjusted gross profit		185	183
Adjusted EBITDA		61	61

Adjusted gross margin		23.0%	22.3%
Adjusted EBITDA as a percentage of adjusted net revenues		7.6%	7.4%

Notes:

(a)	Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)	Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2021 (a)	2020 (a)
Safety Services
Safety Services EBITDA		$65	$18
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	-	1
Impairment of goodwill and intangible assets	(b)	-	34
COVID-19 relief at Canadian subsidiaries	(c)	(2)	-
Safety Services adjusted EBITDA		$63	$53
Specialty Services
Specialty Services EBITDA		$20	$(108)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	6
Impairment of goodwill and intangible assets	(b)	-	120
Specialty Services adjusted EBITDA		$22	$18
Industrial Services
Industrial Services EBITDA		$(6)	$(45)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(d)	-	6
Impairment of goodwill and intangible assets	(b)	-	49
Industrial Services adjusted EBITDA		$(6)	$10
Corporate and Eliminations
Corporate and eliminations EBITDA		$(28)	$(26)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(e)	6	2
Public company registration, listing and compliance	(f)	-	4
Acquisition expenses	(g)	4	-
Corporate and Eliminations adjusted EBITDA		$(18)	$(20)

Notes:

(a)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(c)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.
(d)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(e)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended March 31, 2021				For the Three Months Ended March 31, 2020
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$466	$-		$466	$424	$-		$424
Cost of revenues	319	-		319	306	(10)	(a)	295
		-				(1)	(b)
Gross profit	$147	$-		$147	$118	$11		$129
Gross margin	31.5%			31.5%	27.8%			30.4%

Specialty Services
Net revenues	$321	$-		$321	$300	$-		$300
Cost of revenues	284	(1)	(a)	280	270	(8)	(a)	262
		(3)	(b)
Gross profit	$37	$4		$41	$30	$8		$38
Gross margin	11.5%			12.8%	10.0%			12.7%

Industrial Services
Net revenues	$25	$-		$25	$137	$(38)	(c)	$99
Cost of revenues	28	-		28	123	(38)	(c)	83
						(4)	(a)
						2	(b)
Gross profit	$(3)	$-		$(3)	$14	$2		$16
Gross margin	(12.0)%			(12.0)%	10.2%			16.2%

Corporate and Eliminations
Net revenues	$(9)	$-		$(9)	$(3)	$-		$(3)
Cost of revenues	(9)	-		(9)	(3)	-		(3)

Total Consolidated
Net revenues	$803	$-		$803	$858	$(38)	(c)	$820
Cost of revenues	622	(1)	(a)	618	696	(38)	(c)	637
		(3)	(b)			(22)	(a)
						1	(b)
Gross profit	$181	$4		$185	$162	$21		$183
Gross margin	22.5%			23.0%	18.9%			22.3%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangibles assets.
(b)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(c)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2021	2020
Net cash provided by operating activities (as reported)		$32	$55
Less: Purchases of property and equipment		(18)	(11)
Free cash flow		$14	$44
Add (deduct): Cash payments (sources) related to following items:
Businesses divested	(a)	-	3
Contingent consideration and compensation	(b)	1	-
Business process transformation costs	(c)	6	2
Public company registration, listing and compliance	(d)	-	4
Acquisition expenses	(e)	4	-
COVID-19 relief at Canadian subsidiaries	(f)	(2)	-
Adjusted free cash flow		$23	$53

Adjusted EBITDA	(g)	$61	$61
Adjusted free cash flow conversion		37.7%	86.9%

Notes:

(a)	Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)

Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(d)	Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)	Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)	Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, not expected to continue or recur.
(g)	Adjusted EBITDA derived from non-GAAP reconciliation included elsewhere in this press release.